Exhibit 99.1

AMENDMENT TO CONVERTIBLE NOTE AGREEMENT

Agreement made this 13th day of December, 2017, by and between Next Group Holdings Inc. (hereinafter referred to as “NXGH”) and LG Capital Funding, LLC (hereinafter referred to as “LG”).

W I T N E S S E T H:

WHEREAS, the parties have entered into a prior Convertible Note Agreement and Amendments to said agreement; and

WHEREAS, the parties have entered into an agreement made on November 22, 2017 which supplemented said Convertible Note Agreement and Amendments; and

WHEREAS, the parties are desirous of further amending and supplementing said November 22, 2017 Agreement; and

WHEREAS, the parties are desirous of having the within amendment supplement the November 22, 2017 Agreement.

NOW, THEREFORE, in consideration of MUTUAL COVENANTS and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

FIRST:           (Section removed completely.)

SECOND:      Upon payment to LG of the consideration, specifically the sum of $280,000 and the delivery of the 11,473,289 shares of NXGH as provided for herein, LG agrees to a general release of NXGH and its officers and directors from any and all claims. Funds will be wired within 3 business days of signature or the agreement is terminated. Upon receipt of the consideration, LG agrees to waive any defaults, breaches, additional interest, fees, "Failure to Deliver Loss" and penalties associated with the notes and consider the notes settled and terminated. There will be no release of shares prior to receipt of the consideration. Additionally, LG understands and agrees that NXGH is required to file a Form 8-K Report with the Securities and Exchange Commission with respect to the agreement and amendment as stated herein disclosing the transaction.

THIRD:         LG and NXGH agree and confirm the terms of the agreement of November 22, 2017 annexed hereto and made a part hereof and further agree that the within agreement cannot be changed or modified unless in writing by the parties. Additionally, the within agreement is governed by the laws of the State of New York. Further, electronic (email) signatures on the agreement are binding upon the parties.

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IN WITNESS WHEREOF, the parties have set their hands and seals the day, month and year first above written.

Next Group Holdings Inc.

By:	/s/ Michael De Prado
Name:	Michael De Prado – President, COO & CFO

LG Capital Funding, LLC

By:	/s/ Joseph Lerman
Name & Title:	Joseph Lerman – Managing Member

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